                                                                    Exhibit 10.3

                 SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT

      THIS SECOND AMENDMENT ("Amendment") is made effective as of the ______ day of August, 1997 by and between CONSOLIDATED STAINLESS, INC. ("Borrower") and MELLON BANK, N.A. ("Bank").

                                   BACKGROUND

      A. Pursuant to a certain Loan and Security Agreement dated March 10, 1997 by and between Borrower and Bank, as amended by a First Amendment dated as of March 31, 1997 and letter agreement dated April 7, 1997 (collectively, the "Loan Agreement"), Bank agreed, subject to the terms and conditions stated therein, to extend to Borrower a $25,000,000.00 line of credit ("Line").

      B. Borrower has notified Bank of its intention to market for sale its Flow Components operation ("Components Division").

      C. Borrower and Bank have agreed to amend the terms of the Loan Agreement, inter alia, to (i) ratify and confirm the obligations and liability of Borrower to Bank under the Loan Documents, (ii) reaffirm, ratify and continue Bank's liens on, and security interests in, all assets of Borrower, (iii) reduce the inventory sublimit, (iv) modify certain financial covenants, and (v) amend certain other terms and conditions of the Loan Documents.

      D. All capitalized terms not defined herein shall have the meanings set forth therefor in the Loan Agreement.

      NOW, THEREFORE, intending to be legally bound hereby, the parties hereto agree as follows:

      1. Effective Net Worth. Section 1.17 of the Loan Agreement shall be and is hereby amended to read in its entirety as follows:

            "1.17 "Effective Net Worth" means the Tangible Net Worth of Borrower, plus the outstanding principal balance of the Subordinated Indebtedness, minus any increase or plus any non-cash decrease in the Tangible Net Worth of Borrower as a result of a conversion ("Conversion") under Section 9 of that certain Convertible Subordinated Note Agreement between Borrower and SunTrust Banks, Inc., dated October 18, 1996. Effective Net Worth shall not include any gains from sales of assets (other than sales of inventory in the ordinary course of Borrower's business), including gains, if any, realized by Borrower from the sale of the Components Division."

      2. Inventory Sublimit. Section 2.1(a) of the Loan Agreement shall be and is hereby amended to read in its entirety as follows:

            "(a) Bank will establish for Borrower for and during the period from the date hereof and until March 10, 2001 (the "Contract Period"), subject to the terms and conditions hereof, a revolving line of credit (the "Line") pursuant to which Bank will from time to time make loans or other extensions of credit to Borrower in an aggregate amount not exceeding at any time the lesser of: the (i) Borrowing Base, plus the Permitted Out-of-Formula Advance, if available, or (ii) Maximum Amount. Notwithstanding the foregoing, the aggregate maximum amount of advances against the Value of that portion of Borrower's Eligible Inventory consisting of work-in-process will at no time exceed Two Million Dollars ($2,000,000.00) and the maximum amount of advances against the Value of all of Borrower's Eligible Inventory (including, without limitation, work-in-process) will not exceed (A) Sixteen Million Dollars ($16,000,000.00) for the period from August ___, 1997 until the Reduction Date (as hereafter defined), and (B) Fifteen Million Dollars ($15,000,000.00) for the period from the earlier of (1) the date on which the Components Division is sold, or
            (2) October 15, 1997 (the "Reduction Date") and at all times thereafter."

      3. Equipment Purchase Sublimit. Unless and until the Components Division is sold upon terms and conditions acceptable to Bank, the Equipment Purchase Sublimit shall not be available to Borrower.

      4. Overadvance Payment Moratorium. Section 2.1(c) of the Loan Agreement shall be and is hereby amended to read in its entirety as follows:

            "(c) In addition to the sums otherwise available to Borrower in accordance with the Borrowing Base calculation, during the Initial Permitted Out-of-Formula Period only, Borrower may borrow an additional amount under the Line not to exceed the Permitted Out-of-Formula Advance. Commencing on June 10, 1997, and on the 10th day of each of the next sixteen (16) consecutive months thereafter, the Permitted Out-of-Formula Advance will be reduced by an amount equal to One Hundred Seventy-Five Thousand Dollars ($175,000.00) per month and a final payment of all remaining amounts outstanding thereunder will occur on December 10, 1998. In any event, the entire Permitted Out-of-Formula Advance, together with all accrued and unpaid interest thereon, will be reduced to zero by, and will no longer be available to Borrower after, December 10, 1998.

            Notwithstanding the foregoing, Bank agrees to waive the required principal installments for the Permitted Out-of-Formula Advance due on July 10, 1997 and on August 10, 1997, provided that such waiver is expressly conditioned upon the following:

                  (i) Borrower shall at all times hereafter diligently pursue the sale of the Components Division,

                  (ii) an agreement of sale for the sale of the Components
            Division, as fully executed and delivered by all parties thereto and with terms and conditions acceptable to Bank, shall be delivered to Bank by not later than August 31, 1997; and

                  (iii) the sale of the Components Division contemplated by the foregoing agreement of sale shall be consummated by not later than September 30, 1997.

            If the foregoing conditions described in subsections (i) and (ii) above are not met, on September 10, 1997 Borrower shall pay to Bank the sum of Five Hundred Twenty-Five Thousand Dollars ($525,000.00) in payment of the required principal installments for the reduction of the permitted Out-of-Formula Advance which would have otherwise been due and payable on July 10, 1997, August 10, 1997 and September 10, 1997.

            In consideration of Bank's agreement to waive the July 10, 1997 and August 10, 1997 payments, Borrower agrees to pay to Bank the entire federal income tax refund due to Borrower for its fiscal year ended December 31, 1996 (the "Specified Tax Refund"), which Specified Tax Refund has been received by Bank and applied to the Permitted Out-of-Formula Advance."

      5. Collateral Management Fee. Section 4.8 of the Loan Agreement shall be and is hereby amended to read in its entirety as follows:

            "4.8 Collateral Management Fee. So long as the Line has not been terminated pursuant to the terms hereof, and the Bank Indebtedness has not been satisfied in full, Borrower shall unconditionally pay to Bank a non-refundable annual collateral management fee of Sixty Thousand Dollars ($60,000.00), payable in equal monthly payments, in advance, commencing on August 1, 1997. Notwithstanding the foregoing, if at any time after December 31, 1996 Borrower has been in complete and full compliance with all terms and conditions of the Loan Documents for two (2) consecutive fiscal quarters, Bank will reduce the annual collateral management fee to Thirty-Six Thousand Dollars ($36,000.00), which shall be payable in equal quarterly payments, in advance."

      6. Financial Covenants. Section 8.1 of the Loan Agreement shall be and is hereby amended to read in its entirety as follows:

            "8.1 Financial Covenants. Except with the prior written consent of Bank, Borrower will comply with the following:

            (a) Net Income. Borrower shall have Net Income (as measured quarterly on a fiscal year-to-date basis) of not less than (i) Five Hundred Thousand Dollars ($500,000.00) as of March 31, 1998, (ii) One Million Dollars ($1,000,000.00) as of June 30, 1998, (iii) One Million Five Hundred Thousand Dollars ($1,500,000.00) as of September 30, 1998, (iv) Two Million Dollars ($2,000,000.00) as of December 31, 1998, (v) Five Hundred Thousand Dollars ($500,000.00) as of March 31, 1999, (vi) One Million Dollars ($1,000,000.00) as of June 30, 1999, (vii) One

            Million Five Hundred Thousand Dollars ($1,500,000.00) as of September 30, 1999, (viii) Two Million Dollars ($2,000,000.00) as of December 31, 1999, (ix) Five Hundred Thousand Dollars ($500,000.00) as of March 31, 2000, (x) One Million Dollars ($1,000,000.00) as of June 30, 2000, (xi) One Million Five Hundred Thousand Dollars ($1,500,000.00) as of September 30, 2000, and (xii) Two Million Dollars ($2,000,000.00) as of December 31, 2000. In addition, commencing with the Borrower's fiscal quarter ending March 31, 1998, Borrower shall have Net Income of not less than One Hundred Fifty Thousand Dollars ($150,000.00) for each fiscal quarter.

            (b) Net Loss. Borrower shall have a Net Loss (as measured quarterly on a fiscal year to date basis) of not more than (i) Two Million Nine Hundred Eleven Thousand Dollars ($2,911,000.00) as of December 31, 1996, (ii) Seven Hundred Seventy-Eight Thousand Dollars ($778,000.00) as of March 31, 1997, (iii) One Million Four Hundred Thirty-Six Thousand Dollars ($1,436,000.00) as of June 30, 1997,
            (iv) One Million Three Hundred Twenty Six Thousand Dollars ($1,326,000.00) as of September 30, 1997, and (v) Nine Hundred Ninety-Seven Thousand Dollars ($997,000.00) as of December 31, 1997.

            (c) Net Operating Loss. Borrower's Net Operating Loss for the twelve
            (12) month period ended December 31, 1996 shall not be greater than One Million Five Hundred Two Thousand Dollars ($1,502,000.00).

            (d) Effective Net Worth. Borrower shall have Effective Net Worth of not less than:

              Month Ending            Effective Net Worth(in Dollars)
              ------------            -------------------------------

                 12/31/96                       8,353,000
                  3/31/97                       8,093,000
                  6/30/97                       7,415,000
                  7/31/97                       7,397,000
                  8/31/97                       7,473,000
                  9/30/97                       7,619,000
                 10/31/97                       7,777,000
                 11/30/97                       7,933,000
                 12/31/97                       8,072,000

                  1/31/98                       8,277,000
                  2/28/98                       8,482,000
                  3/31/98                       8,686,000
                  4/30/98                       8,891,000
                  5/31/98                       9,096,000
                  6/30/98                       9,300,000
                  7/31/98                       9,505,000

                  8/31/98                       9,710,000
                  9/30/98                       9,914,000
                 10/31/98                      10,119,000
                 11/30/98                      10,324,000
                 12/31/98                      10,528,000

                  1/31/99                      10,711,000
                  2/28/99                      10,894,000
                  3/31/99                      11,076,000
                  4/30/99                      11,259,000
                  5/31/99                      11,442,000
                  6/30/99                      11,624,000
                  7/31/99                      11,807,000
                  8/31/99                      11,990,000
                  9/30/99                      12,172,000
                 10/31/99                      12,355,000
                 11/30/99                      12,538,000
                 12/31/99                      12,720,000

                  1/31/00                      12,903,000
                  2/29/00                      13,086,000
                  3/31/00                      13,268,000
                  4/30/00                      13,451,000
                  5/31/00                      13,634,000
                  6/30/00                      13,816,000
                  7/31/00                      13,999,000
                  8/31/00                      14,182,000
                  9/30/00                      14,364,000
                 10/31/00                      14,547,000
                 11/30/00                      14,730,000
                 12/31/00                      14,912,000

            (e) Capital Expenditures. Borrower shall not cause, suffer or permit to exist Capital Expenditures in excess of (i) Five Million Four Hundred Thousand Dollars ($5,400,000.00) for Borrower's fiscal year ended December 31, 1996, (ii) Seven Hundred Thousand Dollars ($700,000.00) for Borrower's fiscal year ended December 31, 1997, and (iii) Five Hundred Thousand Dollars ($500,000.00) during any fiscal year of Borrower thereafter. The foregoing permitted Capital Expenditures shall be non-cumulative as to any unused portions during any fiscal year and shall be measured as of the end of each fiscal quarter.

            (f) Current Ratio. Borrower shall maintain a ratio of Current Assets to Current Liabilities of not less than (i) .99 to 1.0 as of December 31, 1996, (ii) .90 to 1.0 as of the end of each month commencing with the month ending June 30, 1997 through and including the month ending December 31, 1997, (iii) 1.0 to 1.0 as of the end of each month commencing with the month ending January 31, 1998 through and including the month ending December 31, 1998, (iv) 1.10 to 1.0 as of the end of each month commencing with the month ending January 31, 1999 through and including the month ending December 31, 1999, and
            (v) 1.20 to 1.0 as of the end of each month commencing with the month ending January 31, 2000 through and including the month ending December 31, 2000.

            (g) Senior Indebtedness to Effective Net Worth. Borrower shall maintain a ratio of Senior Indebtedness to Effective Net Worth of not greater than (i) 4.68 to 1.0 as of December 31, 1996, (ii) 5.78 to 1.0 as of March 31, 1997, (iii) 6.20 to 1.0 as of June 30, 1997,
            (iv) 5.92 to 1.0 as of September 30, 1997, (v) 5.40 to 1.0 as of
            December 31, 1997, (vi) 4.06 to 1.0 as of March 31, 1998, and (vii)
            4.00 to 1.0 as of June 30, 1998 and as of the end of each fiscal quarter of Borrower thereafter.

            (h) Inventory Turnover. Borrower shall maintain an Inventory Turnover Frequency of not more than (i) one hundred ninety (190) days for the six (6) month period ending June 30, 1997, (ii) one hundred ninety (190) days for the nine (9) month period ending September 30, 1997, (iii) one hundred eighty-five (185) days for the twelve (12) month period ending December 31, 1997, (iv) one hundred eighty-five (185) days for the three (3) month period ending March 31, 1998, (v) one hundred eighty (180) days for the six (6) month period ending June 30, 1998, (vi) one hundred seventy-five (175) days for the nine (9) month period ending September 30, 1998, (vii) one hundred seventy (170) days for the twelve (12) month period ending December 31, 1998, (viii) one hundred seventy (170) days for the three (3) month period ending March 31, 1999, (ix) one hundred sixty-five (165) days for the six (6) month period ending June 30, 1999, (x) one hundred sixty-five (165) days for the nine (9) month period ending September 30, 1999, (xi) one hundred sixty (160) days for the twelve (12) month period ending December 31, 1999, (xii) one hundred sixty (160) days for the three (3) month period ending March 31, 2000, (xiii) one hundred fifty-five (155) days for the six (6) month period ending June 30, 2000, (xiv) one hundred fifty-five
            (155) days for the nine (9) month period ending September 30, 2000, and (xv) one hundred fifty (150) days for the twelve (12) month period ending December 31, 2000.

            (i) Fixed Charge Coverage Ratio. Borrower shall maintain a Fixed Charge Coverage Ratio of not less than (i) 0.70 to 1.0 for the twelve (12) month period ending December 31, 1997, (ii) 1.25 to 1.0 for the twelve (12) month period ending December 31, 1998, (iii) 1.5 to 1.0 for the twelve (12) month period ending December 31, 1999, and (iv) 1.5 to 1.0 for the twelve (12) month period ending December 31, 2000."

      7. Consultant. By not later than August 31, 1997, Borrower shall have interviewed candidates, acceptable to Bank, to serve as a financial/operational consultant to Borrower. The consultant shall be retained by Borrower by (a) September 30, 1997, if the Components Division is not sold by that date or (b) October 15, 1997. The consultant shall be retained for a minimum term of ninety (90) days to, inter alia, review management information systems, efficiencies of manufacturing operations, branch profitability and issues relating to the sale of the Components Division and its effect on the remaining operations and long term viability of the business of Borrower.

      8. Projections. Within thirty (30) days after the closing of the sale of the Components Division, Borrower shall deliver to Bank revised projections prepared in accordance with the provisions of Section 9.2 of the Loan Agreement and giving effect to such sale. Upon its receipt and review of the revised projections, Bank may, in the exercise of its reasonable discretion, require revisions to the financial covenants set forth in Article 8 of the Loan Agreement. Nothing contained herein shall obligate Bank to make any modifications of the financial covenants.

      9. Closing Conditions. The effectiveness of this Amendment and the Bank's obligations hereunder are expressly conditioned upon the execution and delivery to Bank and compliance with each the following by Borrower:

            (a) Corporate resolutions of the directors of the Borrower authorizing the execution and delivery by Borrower of this Amendment and all documents required to be delivered by Borrower hereunder and thereunder.

            (b) Any agreements, modifications and/or amendments of the documentation evidencing the Subordinated Indebtedness necessary to (i) demonstrate any required consent of the holders of the Subordinated Indebtedness to the terms and conditions of this Amendment and (ii) modify the terms and conditions of such documentation to cause Borrower's compliance with all the terms and conditions thereof.

            (c) A letter evidencing Borrower's agreement to pay to Bank certain fees associated with the transaction contemplated hereby.

            (d) Any other agreements, instruments, and/or documents Bank may reasonably request.

      10. Other References. All references in the Loan Agreement and all the Loan Documents to the term "Loan Documents" shall mean the Loan Documents as defined therein, and this Amendment, and any and all other documents executed and delivered by Borrower pursuant to and in connection herewith.

      11. Further Agreements and Representations. Borrower hereby:

            (a) Ratifies, confirms and acknowledges that the Loan Agreement, as amended hereby, and the other Loan Documents continue to be valid, binding and in full force and effect;

            (b) Renews, confirms and continues all liens, security interests, rights and remedies granted to the Bank in the Loan Documents, which liens, security interests, rights and remedies shall also secure the performance by Borrower of its obligations hereunder and under the Loan Documents;

            (c) Covenants and agrees to perform all of its obligations under the Loan Agreement, as amended hereby, and the Loan Documents;

            (d) Acknowledges and agrees that as of the date hereof, Borrower has no defense, set-off, counterclaim or challenge against the payment of any sums constituting Bank Indebtedness or the enforcement of any of the terms of the Loan Agreement, as amended hereby, or any of the other Loan Documents;

            (e) Ratifies and confirms that all representations and warranties of the Borrower, contained in the Loan Agreement and/or the other Loan Documents, are true and complete on and as of the date hereof, as if made on and as of the date hereof;

            (f) Represents and warrants that the execution and delivery of this Amendment by Borrower and all documents and agreements to be executed and delivered pursuant to the terms hereof;

               (i) have been duly authorized by all requisite corporate action by Borrower;

               (ii) will not conflict with or result in the breach of or constitute a default (upon the passage of time, delivery of notice or both) under Borrower's Certificate of Incorporation or By-Laws or any applicable statute, law, rule, regulation or ordinance or any indenture, mortgage, loan or other document or agreement to which Borrower is a party or by which it is bound or affected; and

               (iii) will not result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of Borrower, except liens in favor of the Bank or as permitted hereunder or under the Loan Documents;

            (g) Represents and warrants that, after giving effect to this Amendment, no Event of Default or event, which with the giving of notice, passage of time or both, would constitute an Event of Default exists and all of the information described in the foregoing Background is accurate and complete; and

            (h) Acknowledges and agrees that Borrower's failure to comply with or perform any of its covenants, agreements or obligations contained in this Amendment or any other documents executed and delivered by Borrower in connection herewith will, subject to applicable notice, grace and cure periods, constitute an Event of Default under the Loan Agreement and each of the Loan Documents.

      12. Costs and Expenses. Borrower agrees to pay all of Bank's out-of-pocket expenses in connection with the review, preparation, negotiation, documentation and consummation of the transactions contemplated under this Amendment including, without limitation, all reasonable attorney's fees.

      13. No Novation. Nothing contained herein and no actions taken pursuant to the terms hereof are intended to constitute a novation of the Loan Agreement or any of the Loan Documents and shall not constitute a release, termination or waiver of any of the liens, security interests, rights or remedies granted to Bank in the Loan Documents, which liens, security interests, rights or remedies are hereby ratified, confirmed, extended and continued as security for all Bank Indebtedness.

      14. No Waiver. Nothing contained herein constitutes an agreement or obligation by Bank to grant any further amendments to any of the Loan Documents. Nothing contained herein constitutes a waiver or release by Bank of any rights or remedies available to Bank under the Loan Documents, at law or in equity, except as expressly provided herein.

      15. Inconsistencies. To the extent of any inconsistency between the terms and conditions of this Amendment and the terms and conditions of the Loan Agreement or the Loan Documents, the terms and conditions of this Amendment shall prevail. All terms and conditions of the Loan Agreement and the Loan Documents not inconsistent herewith shall remain in full force and effect, and are hereby ratified and confirmed by Borrower.

      16. Construction. All references to the Loan Agreement therein or in any of the other Loan Documents shall be deemed to be a reference to the Loan Agreement, as amended hereby.

      17. Binding Effect. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

      18. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

      19. Headings. The headings of the sections of this Amendment are inserted for convenience only and shall not be deemed to constitute a part of this Amendment.

      20. ACKNOWLEDGMENT OF CONFESSION OF JUDGMENT PROVISIONS. BORROWER ACKNOWLEDGES AND AGREES THAT THE NOTE AND THE LOAN DOCUMENTS CONTAIN PROVISIONS WHEREBY BANK MAY ENTER JUDGMENT BY CONFESSION AGAINST BORROWER. BEING FULLY AWARE OF ITS RIGHTS TO PRIOR NOTICE AND HEARING ON THE QUESTION OF THE VALIDITY OF ANY CLAIMS THAT MAY BE ASSERTED AGAINST IT BY BANK UNDER THE NOTES AND LOAN DOCUMENTS, BEFORE JUDGMENT CAN BE ENTERED, BORROWER HEREBY WAIVES THESE RIGHTS AND AGREES AND CONSENTS TO BANK ENTERING JUDGMENT AGAINST BORROWER BY CONFESSION AFTER THE OCCURRENCE AND DURING THE CONTINUANCE OF AN EVENT OF DEFAULT. ANY PROVISION IN A CONFESSION OF JUDGMENT IN ANY OF THE LOAN DOCUMENTS FOR AN ATTORNEY'S COLLECTION COMMISSION SHALL IN NO WAY LIMIT BORROWER'S LIABILITY TO REIMBURSE BANK FOR ALL LEGAL FEES ACTUALLY INCURRED BY BANK, EVEN IF SUCH FEES ARE IN EXCESS OF THE ATTORNEY'S COLLECTION COMMISSION PROVIDED FOR IN SUCH CONFESSION OF JUDGMENT.

      21. Waiver of Right to Trial by Jury. BORROWER AND BANK WAIVE ANY RIGHT TO TRIAL BY JURY ON ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING UNDER ANY OF THE LOAN DOCUMENTS OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF BORROWER OR BANK WITH RESPECT TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE. BORROWER AND BANK AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT BORROWER OR BANK MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY

COURT AS WRITTEN EVIDENCE OF THE CONSENT OF BORROWER AND BANK TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. BORROWER ACKNOWLEDGES THAT IT HAS HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL REGARDING THIS SECTION, THAT IT FULLY UNDERSTANDS ITS TERMS, CONTENT AND EFFECT, AND THAT IT VOLUNTARILY AND KNOWINGLY AGREES TO THE TERMS OF THIS SECTION.

      IN WITNESS WHEREOF, the parties have caused this Amendment to be executed effective as of the day and year first above written.

                                    CONSOLIDATED STAINLESS

                                    By:____________________________________
                                    Name/Title:_____________________________

                     [SIGNATURES CONTINUED ON NEXT PAGE]
                  [SIGNATURES CONTINUED FROM PREVIOUS PAGE]

                                    MELLON BANK, N.A.

                                    By:____________________________________
                                    Name/Title:____________________________


      Intending to be legally bound hereby, each of the undersigned hereby covenants and agrees that (i) the foregoing Amendment does not in any manner or to any extent constitute a release or waiver of any of his respective obligations to Mellon Bank, N.A. (the "Bank") under his certain Surety Agreement dated March 10, 1997 in favor of Bank (the "Surety Agreement"); and (ii) all of his respective obligations under the Surety Agreement and the other Loan Documents, as defined in the Amendment, as the same are or may be amended and increased by the Amendment, are hereby adopted, ratified and confirmed.


                  ______________________________________ (SEAL)
                  Ronald J. Adams


                  ______________________________________ (SEAL)
                  Harvey B. Adams